Exhibit 10.2

UNITED COMMUNITY BANKS, INC.
2022 OMNIBUS EQUITY PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
(Non-Employee Director)

Grantee:

Number of RSUs:	RSUs

Date of Grant:

Vesting Schedule:	Vesting Date	Vest Quantity
100%

THIS AGREEMENT (the “Agreement”) is entered into as of the _____day of ______, _________, by and between UNITED COMMUNITY BANKS, INC., a Georgia corporation (the “Company”), and the individual designated above (the “Grantee”).
WHEREAS, the Company maintains the United Community Banks, Inc. 2022 Omnibus Equity Plan (the “Plan”), and the Grantee has been selected by the Committee to receive a Restricted Stock Unit Award under the Plan in connection with Grantee’s service as a member of the Board of Directors of the Company;
NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:
1.Award of Restricted Stock Units
1.1    Grant. The Company hereby grants to the Grantee an award of Restricted     Stock Units (“RSUs”) in the amount set forth above, subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement and the Plan. The grant date of this award of RSUs is set forth above (the “Date of Grant”).
1.2    Construction. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
1.3    Execution of the Agreement. This Award is conditioned on the Grantee’s execution of this Agreement. By executing this Agreement, the Grantee agrees to the terms set forth in this Agreement (and the provisions of the Plan incorporated herein). If this Agreement is not executed by the Grantee and returned to the Company within seven days of the Date of Grant, it may be canceled by the Committee resulting in the immediate forfeiture of all RSUs granted hereunder.

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2.Vesting and Termination of Service
2.1    Vesting. Except as otherwise provided in this Section 2, if the Grantee continues to serve as a member of the Board of Directors of the Company through the Vesting Date set forth above (the “Vesting Date”), the RSUs shall vest on the Vesting Date. Except as otherwise provided herein, as soon as practicable (and no later than thirty (30) days) after the Vesting Date, a number of Shares equal to the number of vested RSUs shall be issued to the Grantee (or, if the Grantee has died, to his or her surviving spouse or, if none, to the Grantee’s estate) free and clear of all restrictions imposed by this Agreement (except those described under Section 3.3 below, if applicable). For purposes of this Agreement, employment with the Company or a Subsidiary of the Company or service as a member of the Board of Directors of a Subsidiary of the Company shall be considered continued service as a member of the Board of Directors of the Company.
2.2    Termination of Service Due to Death or Disability. If the Grantee’s service as a member of the Board of Directors of the Company is terminated as a result of the Grantee’s death or Disability (as defined in the Plan), the unvested RSUs shall immediately vest on such date of termination, and a number of Shares equal to such vested RSUs shall be issued to the Grantee (or the Grantee’s surviving spouse or estate) in the manner described in Section 2.1.
2.3    Change in Control. Subject to the Grantee’s continued service as a member of the Board of Directors as of immediately prior to a Change in Control (as defined in the Plan), the RSUs shall immediately vest upon the occurrence of such Change in Control, and a number of Shares equal to the number of such vested RSUs (or such other consideration as shall be payable or provided in respect of a Share in connection with such Change in Control, as permitted under the Plan) shall be issued to the Grantee as described in Section 2.1.
2.4    Termination of Service for Other Reasons. If the Grantee’s service as a member of the Board of Directors of the Company is terminated by the Company or the Grantee prior to the Vesting Date for any reason other than as set forth in Section 2.2 or the Grantee’s RSUs do not vest pursuant to Section 2.3, the unvested RSUs shall immediately be forfeited as of the Grantee’s date of termination.
2.5    Nontransferability. The RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date the Grantee becomes vested in the RSUs and the Shares are issued.
2.6    Section 409A Compliance. To the extent applicable, this Agreement shall at all times be interpreted and operated in compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the standards, regulations or other guidance promulgated thereunder (“Section 409A”). Any action that may be taken (and, to the extent possible, any action actually taken) by the Company shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A. Any provision in this Agreement that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Agreement in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Agreement shall be administered in all respects as if such provision were expressly set forth. To the extent required under the provisions of Section 409A to avoid imposition of additional income and other taxes, the provisions of Section 11.2(b) of the Plan shall apply the RSUs. For purposes of this Agreement, termination of service shall be construed consistent with the meaning of a separation from service within the meaning of Section 409A.

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3.Right as Shareholder; Dividends; Change in Capitalization; Deferral Rights
3.1    The Grantee shall have no rights as a shareholder until such date as the Shares are delivered in settlement of vested RSUs; provided, however, that following the Grant Date of the RSUs through the date that is the earlier of (i) the date that the RSUs are vested and Shares in settlement thereof are transferred to the Grantee pursuant to Section 2 or (ii) the date that the RSUs are forfeited, the Grantee shall have the right to receive dividend equivalents or other distributions declared on the Shares represented by the RSUs, which shall be paid or provided as soon as reasonably practicable (and in no event later than thirty (30) days) following the date such dividend or distribution is paid or provided to shareholders generally.
3.2    In the event of a change in capitalization, the Committee shall make appropriate adjustments in accordance with Section 4.3 of the Plan to reflect the change in capitalization; provided that any such additional Shares or additional or different shares or securities reflected in any such adjustment shall remain subject to the restrictions in this Agreement.
3.3    The Grantee represents and warrants that the Grantee is acquiring the Shares under this Agreement for investment purposes only, and not with a view to distribution thereof. The Grantee is aware that the Shares may not be registered under the federal or any state securities laws and that for that reason, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption from registration is available or the Shares are registered. By making this award of RSUs, the Company is not undertaking any obligation to register the RSUs under any federal or state securities laws.
3.4    To the extent the Grantee is eligible to participate in a deferred compensation plan established for such purpose, the Grantee may elect to defer delivery of the Shares that would otherwise be due by virtue of the lapse or waiver of the vesting requirements as set forth in Section 2. If such deferral election is made, the Committee shall, in its sole discretion, establish the rules and procedures for such deferrals which shall be in compliance with Section 409A.
4.No Right to Continued Service
Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of service as a member of the Board of Directors of the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company, the shareholders or others to terminate the Grantee’s service as a member of the Board of Directors of the Company at any time in accordance with applicable law and/or the governing documents of the Company.
5.Taxes and Withholding
The Grantee shall be responsible for all federal, state, and local income taxes payable with respect to this award of RSUs and any dividends, dividend equivalents or other distributions paid on such RSUs. The Company and the Grantee agree to report the value of the RSUs and any dividends, dividend equivalents or other distributions in respect thereof in a consistent manner for federal income tax purposes.
6.The Grantee Bound by The Plan
The Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.

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7.Modification of Agreement
            The parties may modify, amend, suspend or terminate this Agreement or may waive any terms or conditions of this Agreement but only by a written instrument executed by the parties hereto.

8.Governing Law and Forum
The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Georgia without giving effect to the conflicts of laws principles thereof. The parties agree that they will not file any action arising out of or relating in any way to this Agreement other than in the United States District Court for the Northern District of Georgia or the Superior Court of Union County, Georgia. The parties consent to personal jurisdiction and venue solely within these forums and waive all possible objections thereto.
9.Successors in Interest
This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Grantee’s heirs, executors, administrators, and successors.
10.Entire Agreement
This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term “including” means “including, without limitation.”
11.Resolution of Disputes
    Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement and the Plan shall be determined by the Committee. Any determination made by the Committee shall be final, binding and conclusive on the Grantee and the Company and their successors, assigns, heirs, executors, administrators and legal representatives for all purposes.
[EXECUTION PAGE FOLLOWS]

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UNITED COMMUNITY BANKS, INC.

By:

Name:

Title:

By accepting this Agreement, the Grantee hereby accepts the RSU grant subject to all its terms and provisions and agrees to be bound by the terms and provisions of this Agreement and the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, or the Talent and Compensation Committee or other Committee responsible for the administration of the Plan, upon any questions arising under the Plan.

By accepting this Agreement, the Grantee hereby acknowledges that notwithstanding any other provision herein, and in addition to other restrictions stated herein, any award, or any payment related thereto paid to the Grantee, shall be limited to the extent required by the federal or state regulatory agency having authority over the Company. The Grantee agrees that compliance by the Company with such regulatory restrictions, even to the extent that payments are limited, shall not be a breach of this Agreement by the Company.

By accepting this Agreement, the Grantee hereby consents to the holding and processing of personal data provided by the Grantee to the Company for all purposes necessary for the operation of the Plan. These include, but are not limited to:

(a)    administering and maintaining Plan records;
(b)    providing information to any registrars, brokers or third party administrators of the Plan; and
(c)    providing information to future purchasers of the Company or the business in which the Grantee works.

GRANTEE

Signature:

Name:

Date